EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 28, 2006, accompanying the consolidated financial statements included in the Annual Report of ViewCast.com, Inc. on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of ViewCast.com, Inc. on Forms SB-2 No. 333-31947, S-8 No. 333-53159, S-8 No. 333-63799, S-3 No. 333-77923, S-3 No. 333-35662 and S-3 No. 333-40630.
/s/ GRANT THORNTON LLP
Dallas, Texas
March 31, 2006